LIMITED WARRANTY DEED
                              ---------------------



     GREEN MANUFACTURING, INC. a Delaware corporation having an address at 1032 South Maple Street, Bowling Green, Ohio, for valuable consideration paid, grants, with limited warranty covenants to ROSENBOOM MACHINE & TOOL, INC., an Iowa corporation, whose tax mailing address is 1530 Western Avenue, Sheldon, Iowa 51201, the real property located in Wood County, Ohio, which is more fully described in Exhibit A attached hereto and made a part hereof.

     This conveyance is SUBJECT TO the following:

     a.   Zoning ordinances and regulations, if any;

     b. Real estate taxes and assessments, both general and special, which are a lien but are not yet due and payable;

     c. All easements, covenants, conditions, reservations and restrictions of record affecting the above-described property.

     d.   Rights of tenants in possession as tenants only; and

     e.   Any state of facts that would be revealed by a survey of the property.

Prior Instrument Reference: Volume 739, Page 607 of Deed Records of Wood County, Ohio records.

Parcel No. B-08-510-25-4-1-28000

     This instrument has been executed by the duly authorized officer of Green Manufacturing, Inc. as of the 8th day of December, 2004.

                                        GREEN MANUFACTURING, INC.



                                        By: /s/ Joseph A. Molino, Jr.
                                           -------------------------------------
                                           Joseph A. Molino, Jr., Vice President

STATE OF FLORIDA        :
                        :  SS:
COUNTY OF HILLSBOROUGH  :


     The foregoing instrument was acknowledged before me this 8th day of December, 2004, by Joseph A. Molino, Jr., Vice President of Green Manufacturing, Inc., a Delaware corporation.

                                            /s/ Julie C. Ramga
                                            -------------------------------
         (Notarial Seal)                    Notary Public


                                            My Commission Expires: July 21, 2006
                                                                   -------------

This instrument was prepared by:

Samuel S. Pearlman, Esq.
Squire, Sanders & Dempsey L.L.P.
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114-1304

                               Index to Exhibits

      Exhibit A - Real Property Description